Exhibit 4.2

SERIES SUPPLEMENT

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MP ENVIRONMENTAL FUNDING LLC,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee

_______________________________

SERIES SUPPLEMENT

Dated as of April 11, 2007

_______________________________

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TABLE OF CONTENTS

Schedule A    Expected Sinking Fund Schedule

Exhibit A        Form of Environmental Control Bonds

SERIES SUPPLEMENT dated as of April 11, 2007 as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), by and between MP ENVIRONMENTAL FUNDING LLC, a Delaware limited liability company (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Indenture Trustee”), as Indenture Trustee under the Indenture dated as of April 11, 2007 between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Environmental Control Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Environmental Control Bonds with an initial aggregate principal amount of $344,475,000 to be known as the Issuer’s Senior Secured Sinking Fund Environmental Control Bonds, Series A (the “Series A Environmental Control Bonds”). All acts and all things necessary to make the Series A Environmental Control Bonds, when duly executed by the Issuer and authenticated by the Indenture Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series A Environmental Control Bonds.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, on the date hereof as trustee for the benefit of (i) the Holders of the Series A Environmental Control Bonds and (ii) the Indenture Trustee all of the Issuer’s right, title and interest (whether now owned or hereinafter acquired or arising) in, to and under (a) the Transferred Environmental Control Property transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement and all proceeds thereof, (b) to the extent related to the Series A Environmental Control Bonds, the Transfer Agreement, (c) to the extent related to the Series A Environmental Control Bonds, the Sale Agreement, (d) the Bill of Sale delivered by the Seller pursuant to the Sale Agreement on the date hereof, (e) to the extent related to the Series A Environmental Control Bonds, the Servicing Agreement, (f) to the extent related to the Series A Environmental Control Bonds, the Issuer Administration Agreement, (g) the Collection Account for the Series A Environmental Control Bonds and all subaccounts thereof and all cash, securities, instruments, investment property or other assets deposited in or credited to such Collection Account or any subaccount thereof from time to time or purchased with funds therefrom, (h)  all other property related to the Series A Environmental Control Bonds of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable, investment property and chattel paper, (i) to the extent payable to the Collection Account for the Series A Environmental Control Bonds, all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and (j) to the extent payable to the Collection Account for the Series A Environmental

Control Bonds, all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, documents, money, investment property, letters of credit, letter of credit rights, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Series A Collateral”); provided (A) that the following shall not be subject to the lien of the Indenture: (i) cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture, and (ii) proceeds from the sale of the Series A Environmental Control Bonds required to pay the purchase price of the Transferred Environmental Control Property pursuant to the Sale Agreement, as the case may be, and the costs of the issuance of the Environmental Control Bonds as set forth in the flow of funds memorandum delivered on the date hereof (together with any interest earnings thereon) and (B) that this Grant shall be limited only to the Issuer’s right, title and interest as related to Environmental Control Property transferred on the date hereof and the Series A Environmental Control Bonds and not to any Additional Issuance, including another issuance of Environmental Control Bonds.

To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Series A Environmental Control Bonds, including all amounts payable to the Indenture Trustee under the Indenture and the other Basic Documents equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in this Indenture and to secure performance by the Issuer of all of the Issuer’s obligations under this Indenture with respect to the Series A Environmental Control Bonds, all as provided in the Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Environmental Control Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and in this Supplement.

SECTION 1. Definitions. All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent the context clearly requires otherwise or as such terms are defined or modified in this Supplement. With respect to the Series A Environmental Control Bonds, the following definitions shall apply:

“Adjustment Date” has the meaning set forth in Section 9 of this Supplement.

“Bond Rate” has the meaning set forth in Section 3 of this Supplement.

“Expected Final Payment Date” means, with respect to any Tranche of the Series A Environmental Control Bonds, the expected final payment date therefor, as specified in Section 3 of this Supplement.

“Expected Sinking Fund Schedule” means Schedule A to this Supplement.

“Final Maturity Date” means, with respect to any Tranche of the Series A Environmental Control Bonds, the final maturity date therefor, as specified in Section 3 of this Supplement.

“Interest Accrual Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

“Monthly True-Up Adjustment Date” has the meaning set forth in Section 9 of this Supplement.

“Payment Date” has the meaning set forth in Section 4(a) of this Supplement.

“Quarterly True-Up Adjustment Date” has the meaning set forth in Section 9 of this Supplement.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the Business Day prior to such Payment Date.

“Required Capital Amount” has the meaning set forth in Section 4(d) of this Supplement.

“Semi-Annual True-Up Adjustment Date” has the meaning set forth in Section 9 of this Supplement.

“Series Issuance Date” has the meaning set forth in Section 2(b) of this Supplement.

“Series Termination Date” is the final Final Maturity Date set forth in Section 3 of this Supplement.

SECTION 2. Designation; Series Issuance Dates.

(a)    Designation. The Series A Environmental Control Bonds shall be designated generally as the Issuer’s Senior Secured Sinking Fund Environmental Control Bonds, Series A and further denominated as Tranches A-1 through A-4.

(b)     Series Issuance Date. The Series A Environmental Control Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on April 11, 2007 (the “Series Issuance Date”) shall have as their date of authentication April 11, 2007. Each other Series A Environmental Control Bond shall be dated the date of its authentication.

SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Payment Date; Final Maturity Date. The Environmental Control Bonds of each Tranche of the Series A Environmental Control Bonds shall have the initial principal amounts, bear interest at the rates per annum and shall have Expected Final Payment Dates and Final Maturity Dates as set forth below:

Tranche	Initial Principal Amount	Bond Rate	Expected Final Payment Date	Final Maturity Date
A-1	$86,200,000	4.9820%	July 15, 2014	July 15, 2016
A-2	$76,000,000	5.2325%	July 15, 2019	July 15, 2021
A-3	$153,250,000	5.4625%	July 15, 2026	July 15, 2028
A-4	$29,025,000	5.5225%	July 15, 2027	July 15, 2028

SECTION 4. Payment Dates; Expected Sinking Fund Schedule for Principal; Interest; Required Capital Amount.

(a)     Payment Dates. The Payment Dates for each Tranche of the Series A Environmental Control Bonds are January 15 and July 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on January 15, 2008 and continuing until the earlier of repayment of such Tranche in full and the applicable Final Maturity Date.

(b)     Expected Sinking Fund Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Environmental Control Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Indenture Trustee shall distribute to the Series A Environmental Control Bondholders of record as of the related Record Date amounts payable in respect of the Series A Environmental Control Bonds pursuant to Section 8.02(e) of the Indenture as principal, in accordance with the Expected Sinking Fund Schedule. To the extent that more than one Tranche of the Series A Environmental Control Bonds is to receive payments of principal in accordance with the Expected Sinking Fund Schedule on any Payment Date, such amounts will be allocated in a sequential manner, to the extent funds are available, as follows: (i) to the holders of the Series A Environmental Control Bonds, Tranche A-1, until this Tranche is retired in full; (ii) to the holders of the Series A Environmental Control Bonds, Tranche A-2, until this Tranche is retired in full; (iii) to the holders of the Series A Environmental Control Bonds, Tranche A-3, until this Tranche is retired in full; and (iv) to the holders of the Series A Environmental Control Bonds, Tranche A-4, until this Tranche if retired in full; provided, however, that other than in the event of an acceleration upon an Event of Default in no event shall a principal payment pursuant to this Section 4(b) on any Tranche on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Tranche of Series A Environmental Control Bonds to the amount specified in the Expected Sinking Fund Schedule which is attached as Schedule A hereto for such Tranche and Payment Date. If an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Environmental Control Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, principal payments on each Tranche of Series A Environmental Control Bonds will be made on a pro rata basis based on the respective Tranche Principal Balances for each such Tranche as of the prior Payment Date. Not later than each Schedule Revision Date, the Issuer shall deliver to the Indenture Trustee a replacement Schedule A hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Sinking Fund Schedule for each Payment Date.

(c)     Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series A Environmental Control Bonds in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, times the product of: (i) the applicable Bond Rate times (ii) the Outstanding Amount of the related Tranche of Series A Environmental Control Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Series A Environmental Control Bonds on such preceding Payment Date.

With respect to the initial Payment Date, interest will be payable in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of: (a) the applicable Bond Rate times (b) the original principal amount of the related Tranche of Series A Environmental Control Bonds as of the Series Issuance Date.

(d)     Required Capital Amount. The Required Capital Amount for the Series A Environmental Control Bonds shall be equal to 0.50% of the initial principal amount thereof, or $1,722,375.

SECTION 5. Authorized Initial Denominations. The Series A Environmental Control Bonds shall be issuable in the Authorized Initial Denominations.

SECTION 6. Redemption. The Series A Environmental Control Bonds shall not be subject to mandatory or optional redemption.

SECTION 7. Credit Enhancement. No credit enhancement is provided for the Series A Environmental Control Bonds.

SECTION 8. Delivery and Payment for the Series A Environmental Control Bonds; Form of the Series A Environmental Control Bonds. The Indenture Trustee shall deliver the Series A Environmental Control Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series A Environmental Control Bonds of each Tranche shall be in the form of Exhibit A hereto.

SECTION 9. Adjustment Dates. The following table summarizes the adjustment frequency of the Environmental Control Charges with respect to the Series A Environmental Control Bonds:

Adjustment Dates
Semi-Annual True-Up Adjustments	January 15, July 15
Monthly True-Up Adjustments	The fifteenth day of each calendar month
Quarterly True-Up Adjustments	January 15, April 15, July 15, October 15

The first Semi-Annual True-Up Adjustment will become effective on July 15, 2007.

SECTION 10. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

SECTION 11. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 12. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 13. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Environmental Control Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee’s obligations are in its individual capacity).

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

MP ENVIRONMENTAL FUNDING LLC, as Issuer,

by:      /s/ Philip L. Goulding
Name:  Philip L. Goulding
Title:    Vice President

MP Funding Series Supplement Signature Page

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee on behalf of the Environmental Control Bondholders,

by:      /s/ Melissa A. Rosal
Name:  Melissa A. Rosal
Title:    Vice President

MP Funding Series Supplement Signature Page

SCHEDULE A

EXPECTED SINKING FUND SCHEDULE

Payment Date	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4
Tranche Size	$86,200,000	$76,000,000	$153,250,000	$29,025,000
1/15/2008	$9,436,734
7/15/2008	$5,520,937
1/15/2009	$5,150,888
7/15/2009	$5,398,173
1/15/2010	$5,410,586
7/15/2010	$5,666,586
1/15/2011	$5,687,697
7/15/2011	$5,949,313
1/15/2012	$5,977,210
7/15/2012	$6,246,214
1/15/2013	$6,282,997
7/15/2013	$6,557,942
1/15/2014	$6,603,221
7/15/2014	$6,311,502	$572,938
1/15/2015		$6,941,209
7/15/2015		$7,237,569
1/15/2016		$7,313,013
7/15/2016		$7,617,958
1/15/2017		$7,703,904
7/15/2017		$8,017,624
1/15/2018		$8,116,314
7/15/2018		$8,439,426
1/15/2019		$8,549,586
7/15/2019		$5,490,459	$3,392,549
1/15/2020			$9,010,499
7/15/2020			$9,364,875
1/15/2021			$9,513,059
7/15/2021			$9,880,394
1/15/2022			$10,042,843
7/15/2022			$10,423,528
1/15/2023			$10,602,912
7/15/2023			$10,997,713
1/15/2024			$11,192,763
7/15/2024			$11,602,934
1/15/2025			$11,816,034
7/15/2025			$12,242,221
1/15/2026			$12,473,849
7/15/2026			$10,693,828	$2,223,428
1/15/2027				$13,168,022
7/15/2027				$13,633,550
Total Payments:	$86,200,000	$76,000,000	$153,250,000	$29,025,000

EXHIBIT A

FORM OF ENVIRONMENTAL CONTROL BONDS

REGISTERED	$[ ]
No. ________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. ________

THE PRINCIPAL OF THIS SERIES A, TRANCHE [ ] ENVIRONMENTAL CONTROL BOND (“TRANCHE [ ] ENVIRONMENTAL CONTROL BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER OR ANY OF ITS MANAGERS OR MEMBERS ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER PROCEEDING UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE ENVIRONMENTAL CONTROL BONDS, THE INDENTURE OR ANY OF THE BASIC DOCUMENTS, SUBJECT TO THE RIGHT OF A CIRCUIT COURT OF THE STATE OF WEST VIRGINIA TO ORDER SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE ENVIRONMENTAL CONTROL PROPERTY. TRANSFERS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

MP ENVIRONMENTAL FUNDING LLC

ENVIRONMENTAL CONTROL BONDS, SERIES A, TRANCHE [ ]

Bond Rate	Initial Principal Amount	Expected Final Payment Date	Final Maturity Date

[ ]%	$[ ]	[ ], [ ]	[ ], [ ]

MP Environmental Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., the Registered Holder hereof, or registered assigns, the Initial Principal Amount shown above in semi-annual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on [                                 ] and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Bond Rate shown above, on each January 15 and July 15 or if any such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing on January 15, 2008 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date, on the principal amount of this Tranche [ ] Environmental Control Bond outstanding on such Payment Date, after giving effect to any payment of principal made on such Payment Date. Interest on this Tranche [     ] Environmental Control Bond will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from April 11, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche [ ] Environmental Control Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche [ ] Environmental Control Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ ] Environmental Control Bond shall be applied first to interest due and payable on this Tranche [ ] Environmental Control Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [ ] Environmental Control Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

Reference is made to the further provisions of this Tranche [ ] Environmental Control Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [ ] Environmental Control Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche [ ] Environmental Control Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

MP ENVIRONMENTAL FUNDING LLC

By:  ______________________________
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: _____________________

This is one of the Tranche [ ] Environmental Control Bonds of the Series A Environmental Control Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as
Indenture Trustee on behalf of the Environmental Control Bondholders,

By: ______________________________
Authorized Signatory

[REVERSE OF ENVIRONMENTAL CONTROL BOND]

This Series A, Tranche [ ] Environmental Control Bond is one of a duly authorized issue of Environmental Control Bonds of the Issuer, designated as its Environmental Control Bonds (herein called the “Environmental Control Bonds”), issued and to be issued in one or more Series, which Series are issuable in one or more Tranches, and this Series A Environmental Control Bond, in which this Tranche [ ] Environmental Control Bond represents an interest, consists of four Tranches, including the Tranche [ ] Environmental Control Bonds (herein called the “Tranche [ ] Environmental Control Bonds”), all issued and to be issued under an indenture dated as of April 11, 2007, and a series supplement thereto dated as of April 11, 2007 (such series supplement, as supplemented or amended, the “Supplement” and, collectively with such indenture, as supplemented or amended, the “Indenture”), each between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the related Series Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Indenture Trustee and the Holders of the Environmental Control Bonds and the terms and conditions under which additional Environmental Control Bonds may be issued. All terms used in this Tranche [ ] Environmental Control Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Tranche [ ] Environmental Control Bonds, the other Tranches of Series A Environmental Control Bonds and any other Series of Environmental Control Bonds issued by the Issuer are and will be equally and ratably secured by the related Series Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche [ ] Environmental Control Bond shall be payable in installments on each Payment Date specified in the Expected Sinking Fund Schedule only to the extent that amounts in the related Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Sinking Fund Schedule which is attached to the Supplement as Schedule A, unless payable earlier because an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series have declared the Environmental Control Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Tranche [ ] Environmental Control Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Environmental Control Bonds shall become immediately due and payable, if not then previously paid, after an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of the Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds have declared the

Environmental Control Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Tranche [ ] Environmental Control Bonds shall be made pro rata to the Tranche [ ] Environmental Control Bondholders entitled thereto based on the respective principal amounts of such Bonds held by them.

Payments of interest on this Tranche [ ] Environmental Control Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, due on this Tranche [ ] Environmental Control Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [ ] Environmental Control Bond (or one or more Predecessor Environmental Control Bonds) in the Bond Register as of the close of business on the applicable Record Date or Special Record Date or in such other manner as may be provided in the Indenture or the Supplement except that (i) upon application to the Indenture Trustee by any Holder owning Environmental Control Bonds of any tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder; (ii) with respect to Environmental Control Bonds registered as of the close of business on the applicable Record Date or Special Record Date in the name of the nominee of the Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such nominee; and (iii) with respect to the final installment of principal and premium, if any, payable with respect to such Environmental Control Bond on a Payment Date, such amounts shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Bond Register as of the applicable Record Date or Special Record Date without requiring that this Tranche [ ] Environmental Control Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche [ ] Environmental Control Bond (or any one or more Predecessor Environmental Control Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [ ] Environmental Control Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than ten days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [ ] Environmental Control Bond and shall specify the place where this Tranche [ ] Environmental Control Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest on this Tranche [ ] Environmental Control Bond at the Tranche [ ] Bond Rate to the extent lawful in accordance with Section 2.08(c) of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ ] Environmental Control Bond may be registered in the Bond Register upon surrender of this Tranche [ ] Environmental Control Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [ ] Environmental Control Bonds of any Authorized Initial Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ ] Environmental Control Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

Each Tranche [ ] Environmental Control Bondholder, by acceptance of a Tranche [ ] Environmental Control Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Tranche [ ] Environmental Control Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that all of the Indenture Trustee’s obligations are in its individual capacity).

Prior to the due presentment for registration of transfer of this Tranche [ ] Environmental Control Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [ ] Environmental Control Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [ ] Environmental Control Bond and for all other purposes whatsoever, whether or not this Tranche [ ] Environmental Control Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Environmental Control Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Environmental Control Bonds representing a majority of the Outstanding Amount of all Environmental Control Bonds at the time Outstanding of each Series or Tranche to be affected. The Indenture also contains provisions permitting the Holders of Environmental Control Bonds representing specified percentages of the Outstanding Amount of the Environmental Control Bonds of all Series, on behalf of the Holders of all the Environmental Control Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche [ ] Environmental Control Bond (or any one of more Predecessor Environmental Control Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ ] Environmental Control Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Environmental Control Bonds issued thereunder.

The term “Issuer” as used in this Tranche [ ] Environmental Control Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Environmental Control Bonds under the Indenture.

This Tranche [ ] Environmental Control Bonds is an Environmental Control Bond as such term is defined in the Statute. Principal and interest due and payable on this Environmental Control Bond are payable from and secured primarily by environmental control property authorized by an order issued by the Public Service Commission of the State of West Virginia pursuant to the Statute. Environmental control property includes the right to impose, charge, collect and receive certain non-bypassable charges (defined in the Statute as “environmental control charges”) to be included in electric utility bills of all electric service retail customers of Monongahela Power Company, a West Virginia electric utility doing business as Allegheny Power.

The Statute provides that the State of West Virginia pledges to and agrees with the Environmental Control Bondholders that the State of West Virginia will not take or permit any action that impairs the value of the Environmental Control Property or, except as allowed under subsection (e) of W.Va Code §24-2-4e, reduce, alter or impair Environmental Control Charges that are imposed, collected and remitted for the benefit of the Environmental Control Bondholders until any principal, interest and premium, if any, in respect of the Environmental Control Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

The Tranche [ ] Environmental Control Bonds are issuable only in registered form in Authorized Initial Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

This Tranche [ ] Environmental Control Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Tranche [ ] Environmental Control Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Tranche [ ] Environmental Control Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ___________________ FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________ ____________________________________________________________________________________________________________
(name and address of assignee)

the within Tranche [ ] Environmental Control Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________________________________________________ attorney, to transfer said Tranche [ ] Environmental Control Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________	_____________________________* Signature Guaranteed:
______________________	______________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [ ] Environmental Control Bond in every particular, without alteration, enlargement or any change whatsoever.